Exhibit 99.2

Q1 2015 Supplemental Financial Information May 11, 2015 www.chimerareit.com

Disclaimer This material is not intended to be exhaustive, is preliminary in nature and may be subject to change. In addition, much of the information contained herein is based on various assumptions (some of which are beyond the control of Chimera Investment Corporation, the “Company”) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “projected,” “will” or similar expressions, or variations on those terms or the negative of those terms. The Company’s forward-looking statements are subject to numerous risks, uncertainties and other factors. Furthermore, none of the financial information contained in this material has been audited or approved by the Company’s independent registered public accounting firm. Information is unaudited, estimated and subject to change. 1

Equity $2.6Billion Equity $0.9 Billion Recourse $1.3 Billion Recourse $6.8 Billion Non- Recourse $4.9 Billion $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 Billions Equity Recourse Non-Recourse Portfolio Composition as of March 31, 2015 Residential Mortgage Credit Portfolio Agency MBS Portfolio Gross Asset Yield: 9.0% 3.6% Financing Cost(2): 3.5% 1.3% Net Interest Spread: 5.6% 2.4% Net Interest Margin: 6.3% 2.4% (1) Financing excludes unsettled trades. (2) Includes Agency Pass-Through, Agency CMBS and Agency IO and includes unssettled trades at quarter end (3) Financing cost includes the interest incurred on interest rate swaps.  Information is unaudited, estimated and subject to change. 2 Total Portfolio: $16.0 Billion Total Capital: $3.5 Billion Total Leverage: 3.7:1 Net Investment Analysis Agency MBS Portfolio Total Assets: $7.2 Billion(1) Residential Mortgage Credit Portfolio Total Assets: $8.8 Billion(1)(2) (3)

45% 23% 32% Agency RMBS Non-Agency RMBS Securitized Loan Portfolio 49% 20% 31% Agency RMBS Non-Agency RMBS Securitized Loan Portfolio March 31, 2015 December 31, 2014 GAAP Asset Allocation: Quarter Over Quarter Comparison(1) Total Portfolio: $16.0 Billion Total Portfolio: $17.2 Billion (1) Based on Fair Value. Information is unaudited, estimated and subject to change. 3

62% 38% Repurchase Agreements, RMBS Non-Recourse Debt, Securitized RMBS and Loans (1) 63% 37% Repurchase Agreements, RMBS Non-Recourse Debt, Securitized RMBS and Loans (1) (1) Consists of tranches of RMBS and loan securitizations sold to third parties. March 31, 2015 December 31, 2014 GAAP Financing Sources: Quarter Over Quarter Comparison Total Financing: $13.2 Billion Total Financing: $13.6 Billion Information is unaudited, estimated and subject to change. 4

Agency & Repo Summary Agency Pass-Throughs – As of March 31, 2015 Repo Days to Maturity – As of March 31, 2015 Agency Pass-Throughs– As of December 31, 2014 Repo Days to Maturity – As of December 31, 2014 ($ in thousands) Coupon Current Face Weighted Average Price Weighted Average CPR 3.50% $1,355,112 104.2 8.3 4.00% 5,669,598 106.6 8.2 4.50% 504,498 108.3 15.4 Total $7,529,208 Maturity Principal Balance(1) Weighted Average Rate Weighted Average Days Within 30 days $2,415,223 0.38% 30 to 59 days 1,193,190 0.39% 60 to 89 days 638,470 0.39% 90 to 119 days 1,841,673 0.42% Over 120 days 1,204,063 0.62% Total $7,292,619 0.43% 94 Coupon Current Face Weighted Average Price Weighted Average CPR 3.50% $1,904,145 105.0 10.1 4.00% 3,682,424 106.7 13.3 4.50% 473,931 109.0 18.7 Total $6,060,500 Maturity Principal Balance(1) Weighted Average Rate Weighted Average Days Within 30 days $5,026,200 0.38% 30 to 59 days 515,164 0.43% 60 to 89 days 683,197 0.46% 120 to 360 days 299,398 0.52% Over 360 days 300,000 1.00% Total $6,823,959 0.43% 58 (1) Repo financing not adjusted for the impact of unsettled trades Information is unaudited, estimated and subject to change. 5

Interest Rate Sensitivity as of March 31, 2015 Agency, Swap and Derivative Portfolio Description ($ in thousands) + 100 Basis Points + 50 Basis Points Unchanged -50 Basis Points -100 Basis Points Agency Pass-Through Market Value $6,166,378 $6,328,016 $6,466,732 $6,586,758 $6,691,122 Percentage Change (4.6%) (2.1%) - 1.9% 3.5% Swap Market Value 16,937 (46,029) (112,410) (182,449) (256,409) Percentage Change 2.0% 1.0% - (1.1%) (2.2%) Futures Market Value 44,503 22,462 (12,136) (23,050) (46,707) Percentage Change 0.7% 0.3% - (0.4%) (0.7%) Net Gain/(Loss) ($126,504) ($49,874) $0 $26,937 $33,684 Percentage Change in Portfolio Value(1) (2.0%) (0.8%) - 0.4% 0.5% (1) Projected Percentage Change in Portfolio Value is based on instantaneous moves in interest rates. 28% 34% 25% 13% Hedge Book Maturities Near Term 0-3 Short Term 3-5 Medium Term 5-10 Long Term 10-30 Information is unaudited, estimated and subject to change. 6

Consolidated RMBS & Loan Securitizations

($ in thousands)			At Issuance / Acquisition			As of March 31, 2015		
Vintage	Deal	Type	Total Original Face	Total of Tranches Sold	Total of Tranches Retained	Total Remaining Face	Remaining Face of Tranches Sold	Remaining Face of Tranches Retained
2014	Whole Loan Securitization(1)	CSMC 2014-CIM1	$333,865	$290,656	$43,209	$296,056	$251,933	$44,123
2011-2013	Whole Loan Securitization(2)	SLFMT 2012-1A	365,112	269,157	95,955	333,956	230,683	103,273
2011-2013	Whole Loan Securitization	SLFMT 2012-2A	792,347	615,210	177,137	734,696	542,290	192,406
2011-2013	Whole Loan Securitization	SLFMT 2012-3A	876,160	673,660	202,500	808,812	585,996	222,815
2011-2013	Whole Loan Securitization	SLFMT 2013-1A	903,620	862,851	40,769	835,212	781,449	53,763
2011-2013	Whole Loan Securitization	SLFMT 2013-2A	1,060,813	1,034,495	26,317	1,003,476	969,139	34,338
2011-2013	Whole Loan Securitization	SLFMT 2013-3A	483,410	477,486	5,924	465,700	458,338	7,361
2014	RMBS Securitization(3)	CSMC - 2014-4R	367,271	0	367,271	325,108	0	325,108
2012	Whole Loan Securitization	CSMC - 2012-CIM1	741,939	707,810	34,129	162,384	130,366	32,018
2012	Whole Loan Securitization	CSMC - 2012-CIM2	425,091	404,261	20,830	116,991	97,156	19,835
2012	Whole Loan Securitization	CSMC - 2012-CIM3	329,886	305,804	24,082	204,305	182,953	21,352
2010	RMBS Securitization	CSMC - 2010-1R	1,730,581	691,630	1,038,951	811,785	71,829	739,956
2010	RMBS Securitization	CSMC - 2010-11R	566,571	332,299	234,272	343,809	126,347	217,462
2009	RMBS Securitization	CSMC - 2009-12R	1,730,698	915,566	815,132	740,417	187,362	553,055
2009	RMBS Securitization	JPMRR - 2009-7	1,522,474	856,935	665,539	669,893	249,402	420,491
2009	RMBS Securitization	JMAC - 2009-R2	281,863	192,500	89,363	119,730	57,730	61,999
2008	Whole Loan Securitization	PHH - 2008-CIM1	619,710	549,142	70,568	91,174	66,132	25,041
	TOTAL		**$13,131,411**	**$9,179,463**	**$3,951,948**	**$8,063,503**	**$4,989,105**	**$3,074,398**
				% of origination remaining		*61%*	*54%*	*78%*

(1) Collateral for this deal was originally part of Springleaf 2011-1A.

(2) This deal was called and the loan collateral was securitized in April 2015, the new deal is CIM Trust 2015-2AG and had an original face of $267 million . The Company also issued CIM Trust 2015-1EC in April 2015 with an original face of $269 million.

(3) Collateral for this deal was originally part of CSMC 2010-12R.

CHIMERA INVESTMENT CORPORATION

Information is unaudited, estimated and subject to change.

7

Q1 2015 Supplemental Financial Information www.chimerareit.com